EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Swift Energy Company for the registration of $350,000,000 of securities and to the incorporation by reference therein of our report dated February 10, 2003, with respect to the consolidated financial statements of Swift Energy Company as of December 31, 2002 and for the year then ended, included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP

Houston, Texas
January 20, 2004